Exhibit 99.1

EMPIRE STATE REALTY TRUST ANNOUNCES FIRST QUARTER 2024 RESULTS

– Net Income Per Fully Diluted Share of $0.03 –

– Core FFO Per Fully Diluted Share of $0.21 –

– Signed 248,000 Rentable Square Feet of Leases –

– Closed New Credit Facility, over $800M of Liquidity, No Floating Rate Debt Exposure –

– Reaffirms 2024 Outlook –

New York, New York, April 24, 2024 – Empire State Realty Trust, Inc. (NYSE: ESRT) is a NYC-focused REIT that owns and operates a portfolio of modernized, amenitized, and well-located office, retail, and multifamily assets, and the Observatory deck attraction in ESRT’s flagship Empire State Building – the “World’s Most Famous Building”. The Company is a recognized leader in energy efficiency and indoor environmental quality. Today the Company reported its operational and financial results for the first quarter 2024. All per share amounts are on a fully diluted basis, where applicable.

First Quarter and Recent Highlights

•	Net Income of $0.03 per share.

•	Core Funds From Operations (“Core FFO”) of $0.21 per share.

•	Same-Store Property Cash Net Operating Income (“NOI”) increased 12.3% year-over-year, excluding lease termination fees, primarily driven by higher revenues from cash rent commencement, which was partially offset by increases in operating expenses. Adjusted for certain nonrecurring items, first quarter Same-Store NOI increased by approximately 8% year-over-year.

•	Manhattan office portfolio leased rate increased by 60bps sequentially and 200bps year-over-year to 92.7%. The total commercial portfolio is 91.1% leased as March 31, 2024. This is the 9th consecutive quarter of positive commercial leased rate absorption.

•	Signed approximately 248,000 rentable square feet of new, renewal, and expansion leases. In our Manhattan office portfolio, blended leasing spreads were +5.4% and this is the 11th consecutive quarter of positive leasing spreads.

•	Empire State Building Observatory generated $16.2 million of NOI, a 13% increase year-over-year.

•	In March, closed on a new $715 million credit facility comprised of a revolver and term loan that mature in 2029, inclusive of extensions, which replaces the existing facility that was due to mature in 2025.

•	In April, entered into a note purchase agreement to issue $225 million of green senior unsecured notes in a private placement transaction.

•	Achieved the Energy Star Partner of the Year Sustained Excellence award for the second year, the WELL Equity Award and WELL Health-Safety Leadership Award. Published ESRT’s fourth annual Sustainability Report on April 23, 2024 (linked here).

Property Operations

As of March 31, 2024, the Company’s property portfolio contained 8.6 million rentable square feet of office space, 0.7 million rentable square feet of retail space and 727 residential units, which were occupied and leased as shown below.

	March 31, 2024	December 31, 2023	March 31, 2023
Percent occupied:
Total commercial portfolio	87.6%	86.3%	86.7%
Total office	87.4%	86.0%	86.7%
Manhattan office	88.9%	87.3%	87.8%
GNYMA office[1]	76.8%	76.6%	80.6%
Total retail[2]	89.8%	90.4%	86.7%

Percent leased (includes signed leases not commenced):
Total commercial portfolio	91.1%	90.6%	89.4%
Total office	91.1%	90.5%	89.3%
Manhattan office	92.7%	92.1%	90.7%
GNYMA office[1]	79.5%	79.3%	81.6%
Total retail[2]	91.0%	92.1%	90.6%
Total multifamily portfolio	97.1%	98.1%	97.2%

1 “GNYMA office” for the periods ended March 31, 2024 and December 31, 2023 reflects the removal of 500 Mamaroneck.

2 “Total retail” for the periods ended March 31, 2024 and December 31, 2023 includes the Williamsburg Retail, Brooklyn assets which were acquired in September 2023.

Leasing

The tables that follow summarize leasing activity for the three months ended March 31, 2024. During this period, the Company signed 23 leases that totaled 248,108 square feet. Within the Manhattan office portfolio, the Company signed 20 office leases that totaled 235,664 square feet.

Total Portfolio

Total Portfolio	Total Leases Executed	Total square footage executed	Average cash rent psf – leases executed	Previously escalated cash rents psf	% of new cash rent over/ under previously escalated rents
Office	22	245,650	$59.21	$56.51	4.8%
Retail	1	2,458	$400.00	$378.97	5.5%
Total Overall	23	248,108	$62.59	$59.71	4.8%

Manhattan Office Portfolio

Manhattan Office Portfolio	Total Leases Executed	Total square footage executed	Average cash rent psf – leases executed	Previously escalated cash rents psf	% of new cash rent over / under previously escalated rents
New Office	12	201,580	$59.70	$55.66	7.3%
Renewal Office	8	34,084	$57.92	$60.62	-4.4%
Total Office	20	235,664	$59.44	$56.38	5.4%

Leasing Activity Highlights

•	16-year 67,865 square foot expansion lease with Burlington Merchandising Corporation at 1400 Broadway.

•	11-year 57,203 square foot new lease with Sol de Janeiro USA, Inc. at One Grand Central Place.

Observatory Results

In the first quarter, Observatory revenue was $24.6 million and expenses were $8.4 million. Observatory NOI was $16.2 million, a 13% increase year-over-year.

Balance Sheet

The Company had $834 million of total liquidity as of March 31, 2024, which was comprised of $334 million of cash, plus $500 million available under its revolving credit facility. At March 31, 2024, the Company had total debt outstanding of approximately $2.2 billion, no floating rate debt exposure, and a weighted average interest rate of 3.97% per annum. The weighted average term to maturity was 5.4 years. At March 31, 2024, the Company’s ratio of net debt to adjusted EBITDA was 5.3x.

In March, the Company closed on a new $715 million credit facility, which consists of a $620 million revolving credit facility and a $95 million term loan facility. The new credit facility matures in March 2029, inclusive of extensions, and replaces the existing credit facility that was due to mature in March 2025. The facility has a sustainability-linked pricing mechanism that reduces the borrowing spread if certain benchmarks are achieved each year.

In April, the Company entered into a note purchase agreement to issue $225 million of green senior unsecured notes in a private placement transaction with three tranches including $155 million that matures in 2029, $45 million that matures in 2031, and $25 million that matures in 2034, at a weighted average rate of 7.25%. The private placement is scheduled to fund on June 17, 2024.

Portfolio Transaction Activity

In March, the Company executed a buyout of its partner’s 10% interest in two multifamily assets located at 561 10th Avenue and 345 East 94th Street for approximately $14 million in cash and the assumption of $18 million of the in-place debt. ESRT now owns 100% of all assets in the Company’s portfolio with no JV ownership structures.

In April, the Company worked with the First Stamford Place mortgage lender to structure a cooperative consensual foreclosure, which is anticipated to be completed by the end of the second quarter. Upon completion, this transaction is expected to eliminate a $176 million liability that matures in July 2027 from the balance sheet.

Share Repurchase

The stock repurchase program began in March 2020 and through April 23, 2024, approximately $293.7 million has been repurchased at a weighted average price of $8.18 per share. There were no share repurchases during the first quarter.

Dividend

On March 28, 2024, the Company paid a quarterly dividend of $0.035 per share or unit, as applicable, for the first quarter of 2024 to holders of the Company’s Class A common stock (NYSE: ESRT) and Class B common stock and to holders of the Series ES, Series 250 and Series 60 partnership units (NYSE Arca: ESBA, FISK and OGCP, respectively) and Series PR partnership units of Empire State Realty OP, L.P., the Company’s operating partnership (the “Operating Partnership”).

On March 28, 2024, the Company paid a quarterly preferred dividend of $0.15 per unit for the first quarter of 2024 to holders of the Operating Partnership’s Series 2014 private perpetual preferred units and a preferred dividend of $0.175 per unit for the first quarter of 2024 to holders of the Operating Partnership’s Series 2019 private perpetual preferred units.

2024 Earnings Outlook

The Company reaffirms 2024 guidance and key assumptions, as summarized in the table below. The Company’s guidance does not include the impact of any significant future lease termination fee income or any unannounced acquisition, disposition or other capital markets activity.

Key Assumptions	2024 Guidance	2023 Actual Results	Comments
Earnings
Core FFO Per Fully Diluted Share	$0.90 to $0.94	$0.93 ($0.90 ex non-recurring items)	• 2023 FFO included approximately $0.03 of non-recurring items • 2024 includes $0.04 from multifamily assets
Commercial Property Drivers
Commercial Occupancy at year-end	87% to 89%	86.3%
SS Property Cash NOI (excluding lease termination fees)	-1% to +2%	+2.2%	• Assumes positive revenue growth • Assumes a ~6-8% y/y increase in operating expenses and real estate taxes, partially offset by higher tenant expense reimbursements
Observatory Drivers
Observatory NOI	$94M to $102M	$94.1M	• Reflects average quarterly expenses of ~$9M

	Low	High
Net Income (Loss) Attributable to Common Stockholders and the Operating Partnership	$0.24	$0.28
Add:
Impairment Charge	0.00	0.00
Real Estate Depreciation & Amortization	0.65	0.65
Less:
Private Perpetual Distributions	0.02	0.02
Gain on Disposal of Real Estate, net	0.00	0.00
FFO Attributable to Common Stockholders and the Operating Partnership	$0.87	$0.91
Add:
Amortization of Below Market Ground Lease	0.03	0.03
Core FFO Attributable to Common Stockholders and the Operating Partnership	$0.90	$0.94

The estimates set forth above may be subject to fluctuations as a result of several factors, including continued impacts of changes in the use of office space and remote work on our business and our market, our ability to complete planned capital improvements in line with budget, costs of integration of completed acquisitions, costs associated with future acquisitions or other transactions, straight-line rent adjustments and the amortization of above and below-market leases. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

Investor Presentation Update

The Company has posted on the “Investors” section of ESRT’s website the latest investor presentation, which contains additional information on its businesses, financial condition and results of operations.

Webcast and Conference Call Details

Empire State Realty Trust, Inc. will host a webcast and conference call, open to the general public, on Thursday, April 25, 2024 at 12:00 pm Eastern time.

The webcast will be accessible on the “Investors” section of ESRT’s website. To listen to the live webcast, go to the site at least five minutes prior to the scheduled start time in order to register and download and install any necessary audio software. The conference call can also be accessed by dialing 1-877-407-3982 for domestic callers or 1-201-493-6780 for international callers.

Starting shortly after the call until May 2, 2024, a replay of the webcast will be available on the Company’s website, and a dial-in replay will be available by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for this dial-in replay is 13741461.

The Supplemental Report and Investor Presentation are additional components of the quarterly earnings announcement and are now available on the “Investors” section of ESRT’s website.

The Company uses, and intends to continue to use, the “Investors” page of its website, which can be found at www.esrtreit.com, as a means to disclose material nonpublic information and to comply with its disclosure obligations under Regulation FD, including, without limitation, through the posting of investor presentations that may include material nonpublic information. Accordingly, investors should monitor the “Investors” page, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

About Empire State Realty Trust

Empire State Realty Trust, Inc. (NYSE: ESRT) is a NYC-focused REIT that owns and operates a portfolio of modernized, amenitized, and well-located office, retail, and multifamily assets and the Observatory deck attraction in ESRT’s flagship Empire State Building – the “World’s Most Famous Building”. The Company is the recognized leader in energy efficiency and indoor environmental quality. As of March 31, 2024, ESRT's portfolio is comprised of approximately 8.6 million rentable square feet of office space, 0.7 million rentable square feet of retail space and 727 residential units. More information about Empire State Realty Trust can be found at esrtreit.com and by following ESRT on Facebook, Instagram, TikTok, X, and LinkedIn.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. You can identify forward-looking statements by the use of forward-looking terminology such as “aims," "anticipates," "approximately," "believes," "contemplates," "continues," "estimates," "expects," "forecasts," "hope," "intends," "may," "plans," "seeks," "should," "thinks," "will," "would" or the negative of these words and phrases or similar words or phrases. For the avoidance of doubt, any projection, guidance, or similar estimation about the future or future results, performance or achievements is a forward-looking statement.

Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond our control, and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise, and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all).

Many important factors could cause our actual results, performance, achievements, and future events to differ materially from those set forth, implied, anticipated, expected, projected, assumed or contemplated in our forward-looking statements, including, among other things: (i) economic, market, political and social impact of, and uncertainty relating to, any catastrophic events, including pandemics, epidemics or other outbreaks of disease, climate-related risks such as natural disasters and extreme weather events, terrorism and other armed hostilities, as well as cybersecurity threats and technology disruptions; (ii) a failure of conditions or performance regarding any event or transaction described herein; (iii) resolution of legal proceedings involving the Company; (iv) reduced demand for office, multifamily or retail space, including as a result of the changes in the use of office space and remote work; (v) changes in our business strategy; (vi) a decline in Observatory visitors due to changes in domestic or international tourism, including due to health crises, geopolitical events, currency exchange rates, and/or competition from other observatories; (vii) defaults on, early terminations of, or non-renewal of, leases by tenants; (viii) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors; (ix) declining real estate valuations and impairment charges; (x) termination of our ground leases; (xi) limitations on our ability to pay down, refinance, restructure or extend our indebtedness or borrow additional funds; (xii) decreased rental rates or increased vacancy rates; (xiii) difficulties in executing capital projects or development projects successfully or on the anticipated timeline or budget; (xiv) difficulties in identifying and completing acquisitions; (xv) impact of changes in governmental regulations, tax laws and rates and similar matters; (xvi) our failure to qualify as a REIT; (xvii) incurrence of taxable capital gain on disposition of an asset due to failure of compliance with a 1031 exchange program; and (xviii) failure to achieve sustainability metrics and goals, including as a result of tenant collaboration, and impact of governmental regulation on our sustainability efforts. For a further discussion of these and other factors that could impact the company's future results, performance, or transactions, see the section entitled “Risk Factors” of our annual report on Form 10-K for the year ended December 31, 2023 and any additional factors that may be contained in any filing we make with the SEC.

While forward-looking statements reflect the Company's good faith beliefs, they do not guarantee future performance. Any forward-looking statement contained in this press release speaks only as of the date on which it was made, and we assume no obligation to update or revise publicly any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events, or other changes after the date of this press release, except as required by applicable law. Prospective investors should not place undue reliance on any forward-looking statements, which are based only on information currently available to the Company (or to third parties making the forward-looking statements).

Contact: Investors and Media

Empire State Realty Trust Investor Relations

(212) 850-2678

IR@esrtreit.com

Empire State Realty Trust, Inc.

Condensed Consolidated Statements of Operations

(unaudited and amounts in thousands, except per share data)

	Three Months Ended March 31,
	2024	2023
Revenues
Rental revenue	$153,882	$140,091
Observatory revenue	24,596	22,154
Lease termination fees	-	-
Third-party management and other fees	265	427
Other revenue and fees	2,436	1,950
Total revenues	181,179	164,622
Operating expenses
Property operating expenses	45,060	42,044
Ground rent expenses	2,331	2,331
General and administrative expenses	15,972	15,708
Observatory expenses	8,431	7,855
Real estate taxes	32,241	31,788
Depreciation and amortization	46,081	47,408
Total operating expenses	150,116	147,134
Total operating income	31,063	17,488
Other income (expense):
Interest income	4,178	2,595
Interest expense	(25,128)	(25,304)
Loss on early extinguishment of debt	(553)	-
Gain (loss) on sale of properties	-	15,696
Income before income taxes	9,560	10,475
Income tax benefit (expense)	655	1,219
Net income	10,215	11,694
Net (income) loss attributable to non-controlling interests:
Non-controlling interest in the Operating Partnership	(3,500)	(4,168)
Non-controlling interests in other partnerships	(4)	43
Preferred unit distributions	(1,050)	(1,050)
Net income attributable to common stockholders	$5,661	$6,519
Total weighted average shares
Basic	163,491	161,339
Diluted	267,494	265,197
Earnings per share attributable to common stockholders
Basic	$0.03	$0.04
Diluted	$0.03	$0.04

Empire State Realty Trust, Inc.

Reconciliation of Net Income to Funds From Operations (“FFO”),

Modified Funds From Operations (“Modified FFO”) and Core Funds From Operations (“Core FFO”)

(unaudited and amounts in thousands, except per share data)

	Three Months Ended March 31,
	2024	2023
Net income	$10,215	$11,694
Non-controlling interests in other partnerships	(4)	43
Preferred unit distributions	(1,050)	(1,050)
Real estate depreciation and amortization	44,857	46,024
(Gain) loss on sale of properties	-	(15,696)
FFO attributable to common stockholders and Operating Partnership units	54,018	41,015

Amortization of below-market ground leases	1,958	1,958
Modified FFO attributable to common stockholders and Operating Partnership units	55,976	42,973

Loss on early extinguishment of debt	553	-
Core FFO attributable to common stockholders and Operating Partnership units	$56,529	$42,973

Total weighted average shares and Operating Partnership units
Basic	264,562	264,493
Diluted	267,494	265,197

FFO per share
Basic	$0.20	$0.16
Diluted	$0.20	$0.15

Modified FFO per share
Basic	$0.21	$0.16
Diluted	$0.21	$0.16

Core FFO per share
Basic	$0.21	$0.16
Diluted	$0.21	$0.16

Empire State Realty Trust, Inc.

Condensed Consolidated Balance Sheets

(unaudited and amounts in thousands)

	March 31, 2024	December 31, 2023
Assets
Commercial real estate properties, at cost	$3,702,317	$3,655,192
Less: accumulated depreciation	(1,288,519)	(1,250,062)
Commercial real estate properties, net	2,413,798	2,405,130

Cash and cash equivalents	333,573	346,620
Restricted cash	51,738	60,336
Tenant and other receivables	40,137	39,836
Deferred rent receivables	257,266	255,628
Prepaid expenses and other assets	74,472	98,167
Deferred costs, net	180,462	172,547
Acquired below market ground leases, net	319,284	321,241
Right of use assets	28,378	28,439
Goodwill	491,479	491,479
Total assets	$4,190,587	$4,219,333

Liabilities and equity
Mortgage notes payable, net	$876,497	$877,388
Senior unsecured notes, net	973,926	973,872
Unsecured term loan facility, net	268,503	389,286
Unsecured revolving credit facility	120,000	-
Accounts payable and accrued expenses	91,005	99,756
Acquired below market leases, net	12,798	13,750
Ground lease liabilities	28,378	28,439
Deferred revenue and other liabilities	69,289	70,298
Tenants’ security deposits	25,457	35,499
Total liabilities	2,465,853	2,488,288
Total equity	1,724,734	1,731,045
Total liabilities and equity	$4,190,587	$4,219,333